EXHIBIT 10.1

AMENDMENT AND WAIVER AGREEMENT

AMENDMENT AND WAIVER AGREEMENT

This Amendment and Waiver Agreement (this “Agreement”), is made and entered into as of November 23, 2007, by and between Titanium Group Limited, a corporation organized under the laws of the British Virgin Islands (the “Company”) Crescent International Ltd. (“Crescent”), Chestnut Ridge Partners, LP (“Chestnut Ridge”) and Whalehaven Capital Fund Limited (“Whalehaven”, each, a “Holder”, and collectively, Crescent, Chestnut Ridge and Whalehaven, the “Holders”).

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated April 3, 2007, pursuant to which the Company issued to the Holders its Series A 8% Senior Convertible Debentures due, subject to the terms therein, April 3, 2010 (the “Debentures”) with an aggregate principal amount among all Holders of $1,450,000, of which $1,450,000 in principal currently remains outstanding, and warrants to purchase Common Stock (the “Warrants”);

WHEREAS, certain events of default have occurred pursuant to the Debentures as set forth on Schedule A attached hereto and are continuing to occur related to the Debentures (“Existing Defaults”) and as a result of such defaults, the Holders are entitled, among other things, to enforce their rights and remedies against the Company, including without limitation, acceleration and immediately demand payment in full of all obligations under the Debentures; and

WHEREAS, the Company and the Holders have agreed to (i) reduce the conversion price of the Debentures from $0.30 per share to $0.20 per share, subject to further adjustment therein, (ii) waive the Existing Defaults, (iii) waive any anti-dilution adjustment in the Warrants triggered by the foregoing reduction in the Conversion Price, and (iv) waive any liquidated damages that have accrued pursuant to Section 2(b)(iv) of the Registration Rights Agreement; and

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms as set forth in the Purchase Agreement; and

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.  Incorporation of Preliminary Statements and Acknowledgement.  The preliminary statements set forth above by this reference hereto are hereby incorporated into this Agreement.  Without limiting the foregoing, the Company hereby acknowledges that the Existing Defaults have occurred and are continuing under the terms of the Debentures and, notwithstanding anything to the contrary in this Agreement, the Purchase Agreement, the Debentures or any of the other Transaction Documents, the Company acknowledges and agrees that upon a breach of this Agreement by the Company, such breach shall be an Event of Default under the Debentures and each Holder has the right to immediately enforce payment of all of the Obligations and, in connection therewith, without further notice, to enforce its liens on, and security interests in, the Collateral (as defined under the Security Agreement).

2.  Payment of Interest and Waiver of Existing Defaults.  The Company agrees to issue a total of 477,366 shares of its common stock as payment of interest due July 1, 2007 and October 1, 2007 and any late fees thereon.  The Holders agree to forever waive their rights and remedies against the Company, including without limitation, acceleration of the Debentures, solely in connection with, and as they relate to, the prior occurrence of the Existing Defaults.  Notwithstanding anything herein to the contrary, this waiver is limited only to the Existing Defaults and any future Events of Default, including a breach of this Agreement, shall not be deemed waived hereunder.

3.  Reduction of Conversion Price.  In consideration for the foregoing release by the Holders, the Company agrees to reduce the Conversion Price from $0.30 per share to $0.20 per share, subject to further adjustment as set forth in the Debenture.

4.  Amendment to Debentures.  Section 4(b) of the Debentures is hereby deleted in its entirety and replaced with the following:

“Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.20, subject to adjustment herein (the “Conversion Price”).”

5.  Waiver of Anti-dilution Adjustment to the Warrants.  The Holders hereby waive any adjustment to the exercise price of the Warrants resulting from the reduction to the Conversion Price as set forth in Sections 3 and 4 of this Agreement. This waiver is limited only as to any anti-dilution adjustment triggered as a result of this Agreement and any anti-dilution adjustment to the exercise price of the Warrant triggered by any future event, including, but not limited to, a further reduction of the Conversion Price, shall not be deemed waived hereunder.

6.  Waiver of Liquidated Damages under Registration Rights Agreement. Each Holder hereby waives all liquidated damages which have accrued prior to the date hereof and which would otherwise have been payable by the Company to such Holder under and in accordance with Section 2(b)(iv) of the Registration Rights Agreement.

7.  Conditions Precedent. The respective waivers and obligations of the Holders hereunder are subject to the following conditions being met:

i.  the accuracy in all material respects of the representations and warranties of the Company contained herein;

ii.  all obligations, covenants and agreements of the Company required to be performed hereunder shall have been performed;

iii.  all parties to the Purchase Agreement and holders of the Debentures and Warrants shall have agreed to the terms and conditions of this Agreement and each party has executed this Agreement; and

iv.  there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

8.  Representations and Warranties of the Company.  The Company hereby makes to the Holders the following representations and warranties:

i.  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii.  No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

iii.  Equal Consideration.  Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

iv.           Certification.  Other than the Existing Defaults, no Event of Default and no event which, with the giving of notice or passage of time (or both), would constitute an Event of Default under the Debentures has occurred or is continuing.

9.  Representations and Warranties of the Holders.  Each Holder, severally and not jointly, represents and warrants as of the date hereof to the Company as follows:

i.  Authority.  The execution, delivery and performance by such Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Holder.  This Agreement has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

10.  Effect on Transaction Documents. Subject to the waivers and amendments provided herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Holders under the Transaction Documents.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holders, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Holders reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

11.  Release of all Claims.  THE COMPANY (FOR ITSELF AND ITS AFFILIATES) HEREBY UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES EACH HOLDER AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ACCOUNTANTS, CONSULTANTS, CONTRACTORS, ADVISORS AND ATTORNEYS (COLLECTIVELY, THE “BENEFITED PARTIES”) FROM ALL CLAIMS (AS DEFINED BELOW) AND AGREES TO INDEMNIFY THE BENEFITED PARTIES, AND HOLD THEM HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, CAUSES OF ACTION, COSTS AND EXPENSES OF EVERY KIND OR CHARACTER IN CONNECTION WITH THE CLAIMS.  AS USED IN THIS AGREEMENT, THE TERM “CLAIMS” MEANS ANY AND ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTIONS, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART, WHICH THE COMPANY, OR ANY OF ITS AGENTS, EMPLOYEES OR AFFILIATES MAY NOW OR HEREAFTER HAVE OR CLAIM AGAINST ANY OF THE BENEFITED PARTIES AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR OTHERWISE IN CONNECTION

WITH ANY OF THE TRANSACTION DOCUMENTS, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE ON INTEREST CHARGEABLE UNDER APPLICABLE LAW AND ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTIONS OR OMISSIONS OF THE BENEFITED PARTIES, INCLUDING ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF GOOD FAITH OR FAIR DEALING, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, VIOLATIONS OF THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DISTRESS, TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS, TORTIOUS INTERFERENCE WITH CORPORATE GOVERNANCE OR PROSPECTIVE BUSINESS ADVANTAGE, BREACH OF CONTRACT, DECEPTIVE TRADE PRACTICES, LIBEL, SLANDER, CONSPIRACY OR ANY CLAIM FOR WRONGFULLY ACCELERATING ANY OBLIGATIONS OR WRONGFULLY ATTEMPTING TO FORECLOSE ON ANY COLLATERAL.  THE COMPANY (FOR ITSELF AND ITS AFFILIATES) AGREES THAT NONE OF THE BENEFITED PARTIES HAS FIDUCIARY OR SIMILAR OBLIGATIONS TO THE COMPANY OR ANY AGENTS, EMPLOYEES OR AFFILIATES OF THE COMPANY AND THAT THEIR RELATIONSHIPS ARE STRICTLY THAT OF CREDITOR AND DEBTOR.  THIS RELEASE IS ACCEPTED BY THE HOLDERS PURSUANT TO THIS AGREEMENT AND SHALL NOT BE CONSTRUED AS AN ADMISSION OF LIABILITY BY HOLDERS OR ANY OTHER BENEFITED PARTY.

THE COMPANY (FOR ITSELF AND ITS AFFILIATES) ACKNOWLEDGES THAT THE FOREGOING PROVISIONS ARE INTENDED TO, AND THE TRANSACTION DOCUMENTS CONTAIN PROVISIONS WHICH, RELEASE HOLDERS FROM LIABILITY AND/OR INDEMNIFY AND HOLD HARMLESS HOLDERS FOR, AMONG OTHER THINGS, THE ORDINARY NEGLIGENCE OF HOLDERS.  THE COMPANY (FOR ITSELF AND ITS AFFILIATES) AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THESE DOCUMENTS ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT THE COMPANY AND ITS AFFILIATES HAVE FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS.

12.  Filing of Form 8-K.  On or before 9:30 am (NY time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to each Holder disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.

13.  Effectiveness.  The effectiveness of this Agreement shall be expressly conditioned upon all of the Holders of the Debentures and Warrants having executed this Agreement or an agreement with substantially similar terms, including, but not limited to, a waiver of the Existing Defaults and a waiver of the anti-dilution adjustment to the exercise price of the Warrants.  In the event the foregoing is not delivered to the Holders, all of the consents, amendments and waivers of the Holders contained herein shall be null and void.

14.  Expenses.  Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

15.  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

16.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

17.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Holders. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holders.  The Holders may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

18.  Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

19.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Transaction Documents.

20.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

21.  Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

22.  Independent Nature of Holders’ Obligations and Rights.  The Company has elected to provide all Holders with the same terms and form of amendment and waiver for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this consent and waiver or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this consent and waiver or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this consent and waiver or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be jointed as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TITANIUM GROUP LIMITED

By:	/s/ Kit Chong Ng
Ng Kit Chong
Chairman

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SIGNATURE PAGE FOR HOLDER FOLLOWS]

[HOLDER’S SIGNATURE PAGE TO TTNUF AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:   Whalehaven Capital Fund Limited
Signature of Authorized Signatory of Holder:  /s/ Brian Mazzella
Name of Authorized Signatory:   Brian Mazella
Title of Authorized Signatory:    CFO

[SIGNATURE PAGES CONTINUE]

[HOLDER’S SIGNATURE PAGE TO TTNUF AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:   Crescent International Ltd.
Signature of Authorized Signatory of Holder:   /s/ Maxi Brezzi
Name of Authorized Signatory:   Maxi Brezzi
Title of Authorized Signatory:    Authorized Signatory

[SIGNATURE PAGES CONTINUE]

[HOLDER’S SIGNATURE PAGE TO TTNUF AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:   Chestnut Ridge Partners, LP
Signature of Authorized Signatory of Holder:  /s/ Kenneth Holz
Name of Authorized Signatory:    Kenneth Holz
Title of Authorized Signatory:   Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

SCHEDULE A

Failure to pay July 1, 2007 interest payment and late fees thereon
Failure to pay October 1, 2007 interest payment and late fees thereon
Failure to pay liquidated damages under Registration Rights Agreement
Registration statement not declared effective within 180 days of Closing Date